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                                                              EXHIBIT 11

STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
Sun Company, Inc. and Subsidiaries

(Dollars in Millions Except Per Share Amounts, Shares in Thousands)
-------------------------------------------------------------------------
                                                        For the Six Months
                                                           Ended June 30
                                                        ------------------
                                                          1995      1994
                                                        ------     -----
                                                           (UNAUDITED)
Income before cumulative effect of
  change in accounting principle (1)                    $102.0     $45.6
Cumulative effect of change in
  accounting principle (2)                                  --      (6.8)(a)
                                                        ------     -----
Net income (3)                                          $102.0     $38.8
                                                        ======     =====
Weighted average number of shares
  of common stock and common stock
  equivalents outstanding (4)                          107,101   107,119
                                                       =======   =======
Income per share of common stock:
  Income before cumulative effect of
    change in accounting principle (1)/(4)                $.95     $ .43
  Cumulative effect of change in
    accounting principle (2)/(4)                            --      (.07)
                                                          ----     -----
Net income (3)/(4)                                        $.95     $ .36
                                                          ====     =====
Weighted average number of shares of
  common stock and common stock
  equivalents outstanding on a
  fully diluted basis (5)                              107,101   107,123
                                                       =======   =======
Income per share of common stock
 on a fully diluted basis:
  Income before cumulative effect of
    change in accounting principle (1)/(5)                $.95     $ .43
  Cumulative effect of change in
    accounting principle (2)/(5)                            --      (.07)
                                                          ----     -----
Net income (3)/(5)                                        $.95     $ .36
                                                          ====     =====
----------------
(a) Includes impact of the cumulative effect of a change in the method of accounting for postemployment benefits. (See Note 5 to the condensed consolidated financial statements.)

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                                                              EXHIBIT 11

STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
Sun Company, Inc. and Subsidiaries

(Dollars in Millions Except Per Share Amounts, Shares in Thousands)
-------------------------------------------------------------------------
                                                      For the Three Months
                                                           Ended June 30
                                                      --------------------
                                                          1995      1994
                                                        ------     -----
                                                           (UNAUDITED)

Net income (1)                                          $109.0     $11.7
                                                        ======     =====
Weighted average number of shares
  of common stock and common stock
  equivalents outstanding (2)                          107,150   107,148
                                                       =======   =======

Income per share of common stock (1)/(2)                 $1.02      $.11
                                                         =====      ====
Weighted average number of shares of
  common stock and common stock
  equivalents outstanding on a
  fully diluted basis (3)                              107,150   107,151
                                                       =======   =======
Income per share of common stock
 on a fully diluted basis (1)/(3)                        $1.02      $.11
                                                         =====      ====